Exhibit 28 (o) (2) under Form N-1A
Exhibit (24) under Item 601/Reg. S-K

FEDERATED HERMES ETF TRUST

UNANIMOUS CONSENT OF TRUSTEES

The undersigned, being all of the Trustees of Federated Hermes ETF Trust (the "Trust"), hereby consent, in accordance with the laws of the state of Delaware and Article IV of the Declaration of Trust, to the adoption of the following resolutions with the same effect as though they had been adopted at the meeting of the Trustees:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N-1A relating to the proposed establishment of the Trust.

RESOLVED, that the following persons are hereby elected to serve as the Officers of the Trust for the respective terms provided for in the Bylaws of the Trust:

President (Principal Executive Officer):
J. Christopher Donahue

Chief Investment Officer:
Robert J. Ostrowski

Chief Legal Officer:
Peter J. Germain

Chief Compliance Officer:
Stephen Van Meter

Executive Vice President:
Peter J. Germain

Senior Vice President:
Stephen Van Meter

Vice-President:
Brandon Clark

Secretary:
Peter J. Germain

Treasurer (Principal Financial Officer/Principal Accounting Officer):
Lori A. Hensler

Assistant Secretaries:
George F. Magera
Edward C. Bartley
Kary A. Moore
Andrew G. Bonnewell

Assistant Treasurers:
Keith A. Antle
Ronald J. Ecoff
Michael Long
Charles W. McHugh
Betty J. Nusser
Richard N. Paddock
Christina M. Scarff
Sean Suchko

WITNESS the due execution hereof this 11th day of February, 2021.

/s/ J. Christopher Donahue J. Christopher Donahue	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ John T. Collins John T. Collins	/s/ Madelyn A. Reilly Madelyn A. Reilly
/s/ Thomas R. Donahue Thomas R. Donahue	/s/ P. Jerome Richey P. Jerome Richey
/s/ G. Thomas Hough G. Thomas Hough	/s/ John S. Walsh John S. Walsh
/s/ Maureen Lally-Green Maureen Lally-Green